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                   ACROSS DATA SYSTEMS, INC. AND SUBSIDIARIES
                 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
                                  EXHIBIT 11.0


                                                          THREE MONTHS ENDED
                                                         MARCH 31,   MARCH 31,
PRIMARY:                                                   1996        1995
                                                         ---------------------
WEIGHTED AVERAGE COMMON SHARES                           5,922,847   2,911,863

COMMON STOCK EQUIVALENTS                                               177,795

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D                                                      749,508
                                                         ---------------------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                               5,922,847   3,839,166
                                                         ---------------------
                                                         ---------------------


FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES                           5,922,847   2,911,863

COMMON STOCK EQUIVALENTS                                               177,795

COMMON STOCK EQUIVALENTS PURSUANT
  TO SAB TOPIC 4D                                                      749,508
                                                         ---------------------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                               5,922,847   3,839,166
                                                         ---------------------
                                                         ---------------------